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Exhibit 10.49

LEASE

Searchlight Truck Stop.

        THIS LEASE (the "Lease" is entered into as of the            day of June, 2002, between Centennial Acquisitions, LLC, a Nevada limited liability company ("Landlord"), and Terrible Herbst, Inc., a Nevada corporation ("Tenant").

WITNESSETH:

        FOR AND IN CONSIDERATION of the mutual covenants contained in this Lease, Landlord and Tenant hereby agree as follows:

        1.    Definitions.    The following words and phrases shall have the meanings set forth below:

          1.1  "Commencement Date" means the later of the date as of which this Lease is entered into and the date Landlord acquires the Premises.

          1.2  "Expiration Date" means twenty (20) years after the Commencement Date.

          1.3  "Term" means the period commencing on 12:01 a.m. of the Commencement Date and expiring on midnight of the Expiration Date, together with the period of any extension or renewal of this Lease to which Landlord and Tenant agree in writing.

          1.4  "Basic Monthly Rent" means $48,333.33 per calendar month, as the same may be increased from time to time pursuant to the provisions of Paragraph 4.2.

          1.5  "Additional Rent" means all amounts payable as rent by Tenant to the Landlord pursuant to this Lease (other than Basic Monthly Rent), regardless of the manner of computation or timing of the payment.

          1.6  "Permitted Use" means use of the Premises for an automotive fuel and service station, convenience store, fast food restaurant and casino (provided that Landlord makes no representation or warranty that such uses are permitted under applicable law).

          1.7  "Premises" means the approximately 7.43 acres of land (the "Land"), together with the Building (the "Building") and all other improvements located on the Land, situated at City of Searchlight, County of Clark, State of Nevada, more particularly described on the attached Exhibit A. (The Building and all other improvements located on the Land are hereinafter collectively referred to as the "Improvements.") The Building consists of approximately       square feet and includes, without limitation, all heating, air conditioning, mechanical, electrical, elevator and plumbing systems, the roof and all walls, foundations, fixtures and equipment above the suspended ceiling or beneath the level of the foundation which serve the Premises, constituting a part thereof. The Land includes all easements and rights-of-way appurtenant thereto. Landlord's reservation includes the right to install, inspect, maintain, use, repair and replace those areas and items and to enter the Premises in order to do so.

          1.8  "Tenant" means each person executing this document as a Tenant under this Lease. If there is more than one person set forth on the signature line as Tenant, their liability under this Lease shall be joint and several. If there is more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one Tenant, and shall have the same force and effect as if given by or to all persons comprising Tenant.

        2.    Agreement of Lease; Improvement.    Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term, in accordance with the provisions set forth in this Lease, and subject to all matters now or hereafter of record or enforceable at law or in equity. The Tenant acknowledges that the Premises are ready for occupancy as-is. Landlord shall not be obligated to make any improvements or repairs thereto. Tenant has had an opportunity to, and to have its architects, engineers and other consultants, inspect the Premises and Tenant has found the Premises fit for Tenant's use. Tenant accepts the Premises with all systems (roof, walls, foundation, heating, ventilating, air conditioning, telephone, sewer, electrical, mechanical, elevator, utility and plumbing) in good working order and repair.

        3.    Term; Commencement Date; Option to Extend Term.    Tenant's obligation to pay rent under this Lease shall commence on the Commencement Date and shall be for the Term. Upon Landlord's request, Landlord and Tenant shall execute a written acknowledgment of the Commencement Date, which acknowledgment shall be deemed to be a part of this Lease.

        Tenant (but not a successor, assignee or subtenant of Tenant) shall have the option to extend the Term for four (4) periods of five (5) additional years (the "Option Term") by delivering written notice of exercise of such option not later than 180 days prior to the expiration of the original Term; provided, Tenant shall not be in default when the Option is exercised or as of the date the Option Term commences or the right to extend the term shall be null and void. In the event Tenant timely exercises the option granted by this Paragraph 3 and extends the Term, this Lease shall continue on the same terms and conditions as set forth in this Lease except that the Base Rent for each Lease Year during the Option Term shall escalate annually as provided in Paragraph 4.2 below.

        4.    Rent; Consumer Escalation; Net Lease.

          4.1    Basic Monthly Rent.    Tenant covenants to pay to Landlord without abatement, deduction, offset, prior notice or demand the Basic Monthly Rent in lawful money of the United States in equal consecutive monthly installments at such place as Landlord may designate, in advance on or before the first day of each calendar month during the Term, commencing on the Commencement Date. If the Commencement Date occurs on a day other than the first day of a calendar month, on the Commencement Date the Basic Monthly Rent shall be paid for the initial fractional calendar month prorated on a per-diem basis and for the first full calendar month occurring after the Commencement Date.

          4.2    Basic Monthly Rent Escalation.    The Basic Monthly Rent shall be increased on each anniversary of the Commencement Date to the product obtained by multiplying the Basic Monthly Rent then in effect by 1.02. Landlord shall invoice Tenant retroactively for the increased portion of the Basic Monthly Rent due for the period between each such anniversary and the date of such invoice. The delay or failure of Landlord to compute or to bill Tenant for the adjustments to be made pursuant to this Paragraph 4.2 shall not impair the continuing obligation of Tenant to pay the increased portion of the Basic Monthly Rent resulting from such adjustments. In no event shall the Basic Monthly Rent be decreased as a result of this Paragraph 4.2.

          4.3    Net Rent.    It is the intent of Landlord and Tenant that the Basic Monthly Rent and all other rent and sums payable by Tenant to Landlord under this Lease be absolutely net to Landlord and that Tenant shall, except as expressly hereinafter provided, pay (either directly or by payment to Landlord of Tenant's share of any expenses or costs pursuant to any provision of this Lease) for all insurance, taxes, utilities, repairs, operating expenses, maintenance and all other services and costs relating to the Premises and to Tenant's use thereof.

          4.4    Place of Payment.    All payments made by Tenant under this Lease shall be made at Landlord's place of business designated on the signature page of this Lease, or at such other places as Landlord may designate from time to time by written notice to Tenant.

          4.5    Late Charges.    Any payment of Basic Monthly Rent or Additional Rent not made when due, shall at Landlord's sole option, bear late charges thereon calculated at the rate of one and one-half percent (1 1/2%) per month, but in no event greater than the highest rate permitted by applicable law.

          4.6    Retention of payments by Landlord.    Any payment of Basic Monthly Rent or Additional Rent then accrued shall be fully earned by Landlord when due under terms of this Lease.

          4.7    Prepaid Rent.    Concurrent with the execution of this Agreement, Tenant shall pay Landlord the sum of $145,000 representing the first three months rent due hereunder. On the first day of the fourth month of the term of this Lease, Tenant shall commence making monthly rental payments in the amount set forth in Paragraph 1.4 above.

        5.    Property Taxes.    Tenant shall pay all real property taxes applicable to the Premises during the Term. All such payments shall be made at least ten (10) days prior to the delinquency date of such payment. Upon payment thereof, Tenant shall promptly furnish Landlord with satisfactory evidence that such taxes have been paid. Notwithstanding the foregoing provisions of this Paragraph 5, if the holder of any mortgage then affecting Landlord's interest in the Premises requires that Landlord make monthly or other periodic payments to an escrow or reserve for use in paying real property taxes as they fall due, Tenant shall, upon being so advised by Landlord and at the time of its making the monthly payments of Basic Monthly Rent required under Paragraph 4, remit to Landlord the monthly or other periodic payments required to be paid by Landlord to such holder, and Landlord shall in turn remit such amount to such holder. As used herein, the term "real property taxes" shall include any form of general or special assessment, license fee, commercial rental or gross receipts tax, levy, penalty, duty, charge or tax (other than inheritance or estates taxes) imposed by an authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage, sewer or other improvement district against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, against Landlord's right to rent or other income therefrom, against the use, occupancy or possession of the Premises by Landlord or Tenant or against Landlord's business of leasing the Premises or any tax imposed in substitution, partially or totally, of any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property taxes. All expenses, including attorney's fees and disbursements, experts' and other witnesses' fees, incurred in contesting the validity or amount of any taxes or in obtaining a refund of taxes will be considered as part of the taxes for the tax year in which such expenses are incurred. If the Premises are not separately assessed, Tenant's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Landlord's reasonable determination thereof, in good faith, shall be conclusive. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

        6.    Use and Operation.

          6.1    Use; Suitability.    Tenant shall not use or occupy or permit the Premises to be used or occupied for any purpose other than for the Permitted Use, and shall not do or permit anything to be done by its employees, agents, licensees or invitees (collectively, "Occupants") which may (a) increase the existing rate or violate the provisions of any insurance carried with respect to the Premises; (b) create a public or private nuisance, commit waste or interfere with, annoy or disturb any other tenant or occupant of the Building or Landlord in its operation of the Building; (c) overload the floors or otherwise damage the structure of the Building; (c) constitute an improper, immoral or objectionable purpose; (e) subject Landlord to any liability to any third party; or (f) lower the first-class character of the Building. Tenant shall, at its sole cost, (t) operate its business on the Premises; (u) use the Premises in a careful, safe and proper manner; (v) comply with all present and future governmental or quasi-governmental laws, ordinances, regulations and requirements and any covenants, conditions and restrictions existing with respect to the Premises and the use thereof; (w) comply with the requirements of any board of fire underwriters or other similar body relating to the Premises; (x) keep the Premises free of objectionable noises and odors; (y) not store, use or dispose of any hazardous, toxic or radioactive materials on the Premises except those necessary to the operation of its business and in full compliance with all applicable present and future governmental or quasi-governmental laws, ordinances, regulations and requirements regarding the same; and (z) not place any signs on the Premises, except as provided in Paragraph 18 of this Lease, unless Landlord consents thereto in advance in writing. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether or not Landlord is a party thereto, that Tenant has violated any governmental or quasi-governmental law, ordinance, regulation or requirement or any covenant, condition or restriction existing with respect to the Premises or with respect to any hazardous, toxic or radioactive substance on the Premises shall be conclusive of that fact as between Landlord and Tenant. (The foregoing sentence shall not create or confer upon Tenant or any other person any rights with respect to Landlord.) Except as expressly set forth in this Lease, no representation or warranty has been made to or relied upon by Tenant concerning the Premises, including, without limitation, the fitness or suitability of the Premises for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement of the Premises.

          6.2    Covenant of Continuous Operation.    Tenant shall carry on its business diligently and continuously at the Premises throughout the Term and shall keep the Premises open for Business on all business days in accordance with the schedule of minimum hours specified from time to time by Landlord.

        7.    Utilities and Services.    Tenant shall pay all costs, expenses, charges and amounts, or whatever kind or character, for all water, gars, heat light, power, air conditioning, telephone, sewer service, protective service, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not billed to Tenant, but rather are billed to and paid by Landlord, Tenant shall pay to Landlord the cost of such services. If any utility service to the Premises is interrupted for any reason whatsoever, Landlord shall not be liable therefore to Tenant, such interruption shall not be deemed to be an eviction or interference with Tenant's use and occupancy of the Premises, the rents required to be paid hereunder shall not be abated as a result thereof, and Tenant hereby expressly waives any claims Tenant might otherwise have against Landlord as a result of any such interruption.

        8.    Maintenance and Repairs; Alterations; Access.

          8.1    Maintenance and Repairs.    Tenant, at its sole cost and expense, shall maintain the Premises and every part thereof in good order, condition and repair, and in a clean and sanitary condition, including both structural and nonstructural portions, including, without limitation, all plumbing, sewage, heating, air conditioning, ventilating, electrical, and lighting facilities equipment, fixtures, floor, walls and ceilings and their coverings (interior and exterior), foundations, roofs (interior and exterior), columns, beams, floors, windows, window sashes and frames, doors and door frames, locks, glass and plate glass, furnishings, trade fixtures, leasehold improvements, equipments, landscaping, driveways, parking lots, fences, signs and other personal property from time to time situated in, on or upon the Premises. Tenant expressly and irrevocably waives the benefit or applicability of any statute in effect on or after the date of this Lease which affords Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

          8.2    Alterations.    Tenant shall not make any change, addition or improvement to the Premises, unless such change, addition or improvement: (a) equals or exceeds the then-current standard for the building and utilizes only new and first-grade materials; (b) is in conformity with all applicable governmental and quasi-governmental laws, ordinances, regulations and requirements, and is made after obtaining any required permits and licenses; (c) is made with the prior written consent of Landlord; (d) is made pursuant to plans and specifications approved in writing in advance by Landlord, which approval shall not be unreasonably withheld; (e) is made after Tenant has provided to Landlord such indemnification or bonds, including, without limitation, a performance and completion bond, in such form and amount as may be satisfactory to Landlord, to protect against claims and liens for labor performed and materials furnished, and to insure the completion of any change, addition or improvement; (f) is carried out by persons approved in writing by Landlord, who, if required by Landlord, deliver to Landlord before commencement of their work proof of such insurance coverage as Landlord may require, with Landlord named as an additional insured; and (g) immediately becomes the property of Landlord. Any such change, addition or improvement. Tenant shall indemnify, defend and hold harmless Landlord from and against all liens, claims, damages, losses, liabilities and expenses, including attorneys' fees, which may arise out of or be connected in any way with any such change, addition or improvement. Within ten (10) days following the imposition of any such lien Tenant shall cause such lien to be released of record by payment of money or posting of a proper bond. Any increase in property taxes on or insurance cost for the Premises attributable to such change, addition or improvement shall be borne by Tenant and shall be paid by Tenant to Landlord within thirty (30) days after receipt by Tenant of Landlord's invoice(s) therefore.

          8.3    Access to Premises.    Landlord may enter the Premises at reasonable times for the purpose of inspecting, altering and repairing the Premises and ascertaining compliance with the provisions of this Lease by Tenant. Landlord shall have free access to the Premises in the event of an emergency. Landlord may also show the Premises to prospective purchasers, tenants or mortgages at reasonable times. Tenant hereby waives any claim for damages or for injury to inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall at all times have a key with which to unlock all of the doors in the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance). During the six (6) months prior to the expiration of the Term or other termination of this Lease, Landlord may place upon the Premises "To Let," "For Sale" or other similar signs.

        9.    Assignment.

          9.1    Prohibition.    Tenant shall not, either voluntarily or by operation of law, assign, transfer, mortgage, encumber, pledge or hypothecate this Lease or Tenant's interest in this Lease, in whole or in part, permit the use of the Premises by any persons other than Tenant or its Occupants, or sublease the Premises or any part of the Premises, without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion for any reason or for no reason. Any transfer of this Lease from Tenant by merger, consolidation, liquidation or transfer of assets shall constitute an assignment for the purposes of this Lease. If Tenant is a corporation, an unincorporated association or a partnership, the assignment, transfer, encumbrance or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning of this Paragraph 9.1 unless such transfer is to the immediate family of such majority equity holder. Consent to any assignment or subleasing shall not operate as a waiver of the necessity for consent to any subsequent assignment or subleasing and the terms of such consent shall be binding upon any person holding by, under or through Tenant. At Landlord's option, any assignment or sublease without Landlord's prior written consent shall be void. Notwithstanding the foregoing, Landlord expressly consents to subleases to McDonalds and EFT [hand written notation changing EFT to ETT, initialed by Phyllis Schwartz], Inc. Tenant hereby pledges its interest in said leases to Landlord to secure Tenant's obligations to Landlord hereunder.

          9.2    Termination.    If Tenant requests Landlord's consent to an assignment of this Lease or to a subleasing of the whole or any part of the Premises (other than the approved subleases referred to in Paragraph 9.1 above), Tenant shall submit to Landlord the terms of such assignment or subleasing, the name and address of the proposed assignee or subtenant, such information relating to the nature of its business and finances as Landlord may be reasonably require, and the proposed effective date (the "Effective Date") of the proposed assignment or subleasing, which Effective Date shall be neither less than thirty (30) nor more than ninety (90) days following the date of Tenant's submission of such information. Upon receipt of such request and all such information from Tenant, Landlord shall have the right, exercisable by notice within fifteen (15) days after such receipt, to terminate this Lease if the request is to assign this Lease or to sublease all of the Premises or, if the request is to sublease a portion of the Premises only, to terminate this Lease with respect to such portion, in each case as of the Effective Date, unless within five (5) business days after notice from Landlord to Tenant of such termination, Tenant withdraws such request. Such right to terminate shall be for any reason whatsoever in the sole discretion of Landlord, including but not limited to the right to retain all profits of such assignment or sublease. If Landlord shall exercise such termination right, Tenant shall surrender possession of the entire Premises or the portion which is the subject of the right, as the case may be, on the Effective Date in accordance with the provisions of Paragraph 17. If this Lease is terminated as to a portion of the Premises only, the rent payable by Tenant under this Lease shall be abated proportionately commencing as of the Effective Date, based upon the percentage of the Premises as to which this Lease has been terminated.

          9.3    Landlord's Rights.    If this Lease is assigned or if all or any portion of the Premises is subleased or occupied by any person other than Tenant without obtaining Landlord's consent, Landlord may collect rent and other charges from such assignee or other party, and apply the amount collected to the rent and other charges reserved under this Lease, but such collection shall not constitute consent or waiver of the necessity of consent to such assignment or subleasing, nor shall such collection constitute the recognition of such assignee or subtenant as Tenant under this Lease or a release of Tenant from the further performance of all of the covenants and obligations of Tenant contained in this Lease. No consent by Landlord to any assignment or subleasing by Tenant shall relieve Tenant of any obligation to be paid or performed by tenant under this Lease, whether occurring before or after such consent, assignment or subleasing, but rather Tenant and it assignee or subtenant, as the case may be, shall b jointly and severally primarily liable for such payment and performance. Tenant shall reimburse Landlord for its attorneys' and other fees and costs incurred in connection with both determining whether to give its consent and giving its consent. O assignment or subleasing under this Lease shall be effective unless and until Tenant provides to Landlord an executed counterpart of the assignment or sublease agreement, which shall specifically state that (a) such agreement is subject to all of the provisions of this Lease; (b) in the case of an assignment, the assignee assumes and agrees to perform all of Tenant's obligations under the Lease; (c) the assignee or subtenant, as the case may be, does not have the right to a further assignment of such agreement, or to allow the Premises to be used by others, without the prior written consent of Landlord in each instance; (d) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the provisions of this Lease or Tenant's obligations under this Lease, which shall continue to apply to the Premises and the occupants of the Premises as if the assignment or sublease had not been made; (e) if Tenant defaults in the payment of any amounts due under this Lease, Landlord is authorized to collect any rents or other amounts due from any assignee, subtenant or other occupant of the Premises and to apply the net amounts collected to the sums reserved in this Lease; and (f) the receipt by

  Landlord of any amounts from an assignee, subtenant or other occupant of any part of the Premises shall not be deemed or construed as releasing Tenant from Tenant's obligations under this Lease or the acceptance of that party as a direct tenant.

        10.    Indemnity; Waiver and Release.

          10.1    Indemnity.    Tenant shall indemnify, defend and hold harmless Landlord from, against and with respect to all demands, claims, causes of action, judgments, losses, damages (including consequential damages), liabilities, obligations, fines, penalties, costs and expenses, including but not limited to attorneys' fees, arising from the occupancy or use by Tenant or its invitees on the Premises, the conduct of Tenant's business on the Premises, and act or omission done, permitted or suffered by Tenant or any of its invitees, any default or nonperformance by Tenant under this Lease, any injury or damage to the person, property or business of Tenant or its invitees, any litigation commenced by or against Tenant to which Landlord is made a party without fault on the part of Landlord, or any change or liability brought by any local, state or federal governmental agency regarding Tenant's retail fuel operations, including, without limitation, claims brought by the Environmental Protection Agency due to a violation of any law. If any action or proceeding is brought against Landlord, its employees or its agents by reason of any such claim, Tenant, upon notice from Landlord, shall defend the claim at Tenant's expense with counsel reasonably satisfactory to Landlord.

          10.2    Waiver and Release.    Tenant waives and releases all claims against Landlord, its employees and agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease. In addition, Landlord, its employees and agents shall not be liable for any loss, injury, death or damage (including any consequential damage) to persons, property or Tenant's business resulting from any theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling object, steam, water, rain, snow, breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, construction, repair or alteration of the Premises or other cause beyond Landlord's control. Tenant acknowledges that it constructed all improvements comprising the Premises and that it is now leasing the property pursuant to a sale/leaseback transaction with Landlord. Consequently, Tenant waives all claims against Landlord relating to the current or future condition of the improvements or the Premises and acknowledges that any it is responsible for any deficiency of the improvements or the Premises. Tenant shall timely pursue all meritorious claims against contractors, subcontractors, materialmen and/or architects contributing to any substandard condition relating to the improvements or the Premises and shall advise Landlord of any such claim.

        11.    Insurance.    Tenant shall, at Tenant's dole cost, procure and continue in force the following insurance coverage: (a) bodily injury and property damage liability insurance with a combined single limit for bodily injury and property damage of not less tan $2,000,000 per occurrence; (b) fire and extended coverage insurance, including vandalism, malicious mischief, special extended peril (all-risk), boiler, and sprinkler leakage coverage, in an amount equal to the full replacement value (without deduction for depreciation) of the Premises and of all furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property from time to time situated in, on or upon the Premises; and (c) worker's compensation insurance satisfying Tenant's obligations under the worker's compensation laws of the State of Nevada. Such minimum limits shall in no event limit the liability of Tenant under this Lease. Such liability insurance shall name Landlord and any other person specified from time to time by Landlord as an additional insured, such property insurance shall name Landlord as a loss payee as its interests may appear, and both such liability and property insurance shall be with companies acceptable to Landlord having a rating of not less than A:XI in the most recent issue of Best's Key Rating Guide, Property-Casualty. All liability policies maintained by Tenant shall contain a provision that Landlord and any other additional insured, although named as an insured, shall nevertheless be entitled to recover under such policies for any loss sustained by it, its agents and its employees as a result of the acts or omissions of Tenant. Tenant shall furnish Landlord certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of any coverage Landlord may carry, and shall only be subject to such deductibles as may be approved in writing in advance by Landlord. Tenant shall, at least ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or binders therefore. Landlord and Tenant hereby mutually waive their respective rights of subrogation against each other for any loss insured by insurance policies existing for the benefit of the respective parties. Landlord and Tenant shall cause their respective insurance carriers to issue appropriate waivers of subrogation rights endorsements to all policies of insurance carried in connection with the Premises or the contents of the Premises. Tenant shall cause all other occupants of the Premises claiming by, through or under Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver of subrogation rights endorsements. Any mortgage lender interested in any part of the Premises may, at Landlord's option, be afforded coverage under any policy required to be secured by Tenant under this Lease, by use of a mortgagee's endorsement to the policy concerned.

        12.    Damage or Destruction.

          12.1    General Provisions.    If the Premises are partially damaged or destroyed by any casualty insured against under any insurance policy maintained by Tenant or Landlord, they shall, upon receipt of any insurance proceeds, use such proceeds to effect repair of the Premises to substantially the condition in which the Premises were immediately prior to such destruction. Landlord's obligation under the preceding sentence shall not exceed the lesser of the cost of the standard improvements installed by Landlord in the Premises, or the proceeds received by Landlord from any insurance policy maintained by Tenant. If (a) by reason of such occurrence the Premises are rendered wholly untenantable; (b) the Premises are damaged as a result of a risk not covered by insurance; (c) the Premises are damaged in whole or in part during the last twelve (12) months of the Term; (d) the Premises or the Building (whether or not the Premises are damaged) is damaged to the extent of ten percent (10%) or more of the then-replacement value of either or to the extent that it would take, in Landlord's opinion, in excess of ninety (90) days to complete the requisite repairs; or (e) insurance proceeds adequate to repair the Premises are not available to Landlord for any reason, Landlord may either elect to repair the damage or cancel this Lease by notice of cancellation within sixty (60) days after such event and thereupon this Lease shall expire as of the date such notice is given, and Tenant shall vacate and surrender the Premises to Landlord. There shall be no abatement of any payment due from Tenant to Landlord under this Lease. Tenant expressly waives any claim Tenant might have against Landlord for any loss suffered by reason of any such damage, destruction, repair or restoration, and Tenant shall have no right to terminate this Lease as the result of any statutory provision in effect on or after the date of this Lease pertaining to the damage and destruction of the Premises or the Building.

          12.2    Damage to Tenant's Trade Fixtures and other Personal Property.    The proceeds of all insurance carried by Tenant on Tenant's furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property shall be held in trust by Tenant for the purpose of the repair and replacement of the same, and shall not be subject to any claim by Landlord for repair or replacement of any part of the Premises. Landlord shall not be required to repair any damage or to make any restoration or replacement of any furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property installed in the Premises by Tenant or at the direct or indirect expense of Tenant. Unless this Lease is terminated by Landlord pursuant to this Paragraph, Tenant shall be require to restore or replace such furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property in the event of damage or destruction in at least a condition equal to that existing prior to such event.

        13.    Condemnation.    As used in this Paragraph 13, "Condemnation Proceedings" means any actions or proceedings in which any interest in the Premises is taken for any public or quasi-public purpose by any lawful authority through exercise of the poser of eminent domain or by purchase or otherwise in lieu of such exercise. If the whole of the Premises is taken through Condemnation Proceedings, this Lease shall automatically terminate as of the date of such taking. The phrase "as of the date of the taking" means the date of taking actual physical possession by the condemning authority or such earlier date as the condemning authority gives notice that it is deemed to have taken possession. Landlord may terminate this Lease if more than twenty-five percent (25%) of the Premises is taken or any portion of the Premises is taken that, in Landlord's judgment, substantially interferes with Landlord's ability to operate or use the Premises for the purposes for which it was intended. Any such termination must be accomplished through written notice to Tenant given no later than sixty (60) days after, and shall be effective as of, the date of such taking. In all other cases, or if Landlord does not exercise its right to terminate, this Lease shall remain in effect. If a portion of the Premises is taken and this Lease is not terminated, the Basic Monthly Rent shall be reduced in the proportion that the floor area of buildings taken bears to the total floor area of the Premises immediately prior to the taking. Whether or not this Lease is terminated as a consequence of Condemnation Proceedings, all damages or compensation awarded for a partial or total taking, including any award for severance damage and any sums compensating for diminution in the value of or deprivation of the leasehold estate under this Lease, shall be the sloe and exclusive property of Landlord. Tenant shall be entitled to any award for the loss of or damage to Tenant's trade fixtures or loss of business, provided that a separate award is actually made therefore to Tenant and that the same will not reduce Landlord's award. Tenant shall have no claim against Landlord for the occurrence of any Condemnation Proceedings, or for the termination of this Lease or a reduction in the Premises as a result of any Condemnation Proceedings.

        14.    Landlord's Financing.    This lease shall be subordinate to any existing or future first mortgage, first deed of trust and all renewals, modifications, amendments, consolidations, replacements and extensions of any such instruments. No documentation other than this Lease shall be required to evidence such subordination. If any holder of a mortgage or deed of trust and shall give written notice of such election to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust. Tenant shall execute such documents as may be required by Landlord to confirm such subordination or priority within ten (10) days after request therefore. Tenant shall from time to time if so requested by Landlord and if doing so will not materially and adversely affect Tenant's economic interests under this Lease, join with Landlord in amending this Lease so as to meet the needs or requirements of any lender that is considering making or that has made a loan secured by the Premises or any portion thereof. Any sale, assignment or transfer of Landlord's interest under this Lease or in the Premises, including any such disposition resulting from Landlord's default under a debt obligation, shall be subject to this Lease and Tenant shall attorn to Landlord's successors and assigns and shall recognize such successors or assigns as Landlord under this Lease, regardless of any rule of law to the contrary or absence of privity of contract.

        15.    Default.

          15.1    Default by Tenant.    The occurrence of any of the following events shall constitute a default by Tenant under this Lease:

            15.1.1  Tenant fails to pay timely any installment of Basic Monthly Rent or any other payment due under this Lease.

            15.1.2  Tenant fails to observe or perform timely any other term, covenant or condition to be observed or performed by Tenant under this Lease.

            15.1.3  Tenant fails to provide fuel services for a period of five (5) consecutive days, unless Tenant is prevented from doing so by Force Majeure. For purposes of this provision, Force Majeure shall mean any act or event that occurs as a consequence of fire, theft, water, wind, flood, hurricane, and that could not have been avoided by reasonable diligence, prevention or control.

            15.1.4  Tenant becomes insolvent or ceases to transact business as a going concern.

            15.1.5  Tenant sells or otherwise transfers its business and the purchaser does not expressly assume all of Tenant's obligations hereunder.

            15.1.6  Tenant or any guarantor of this Lease dies (if an individual), files a petition in bankruptcy, becomes insolvent, has taken against such party in any court, pursuant to state or federal statute, a petition in bankruptcy or insolvency or for reorganization or appointment of a receiver or trustee, petitions for or enters into an arrangement for the benefit of creditors or suffers this Lease to become subject to a writ of execution.

            15.1.7  Tenant vacates or abandons the Premises.

              15.1.7.1  Any guarantor, surety or endorser of this Lease for Tenant attempts to rescind or to terminate its guaranty, or defaults in or breaches any obligation or liability to Landlord.

          15.2    Remedies.    In the event Tenant fails to timely and fully carry out any of the provisions or obligations under this Lease or is in default under any of the provisions of Paragraph 15.1 above, Landlord shall have the right to, at any time and at Landlord's option, without waiving or limiting any other right or remedy available to it, (a) perform in Tenant's stead any obligation that Tenant has failed to perform, and Landlord shall be reimbursed promptly for any cost incurred by Landlord in connection therewith with interest thereon from the date of such expenditure until paid in full at the greater of the prime rate then charged by Bank of America (or any other bank or savings and loan association designated by Landlord), plus four percent (4%), or eighteen percent (18%) per annum (the "Interest Rate"); (b) terminate Tenant's rights under this Lease by written notice; (c) reenter and take possession of the Premises by any lawful means (with or without terminating this Lease); or (d) pursue any other remedy allowed by law. Tenant shall pay to Landlord the cost of recovering possession of the Premises, all costs of reletting, including reasonable renovation, remodeling and alteration of the Premises, the amount of any commissions paid by Landlord in connection with such reletting, and all other costs and damages arising out of Tenant's default, including attorneys' fees and costs. Notwithstanding any termination or reentry, the liability of Tenant for the rents and other sums reserved in this Lease shall not be extinguished for the balance of the Term, and Tenant agrees to compensate Landlord upon demand for any deficiency arising from reletting the Premises at a lesser rent than applies under this Lease.

          15.3    Past Due Amounts; Tenant's Obligations Independent.    If Tenant fails to pay when due any amounts required to be paid by Tenant under this Lease, such unpaid amounts shall bear interest at the Interest Rate from the due date of such amounts to the date of payment in full, with interest. In addition, Landlord may also charge a sum of five percent (5%) of such unpaid amounts as a late charge. The actual cost in each instance is extremely difficult, if not impossible, to determine. The payment (and acceptance) of this late payment charge shall not constitute a waiver by Landlord of any default by Tenant under this Lease. All amounts due under this Lease are and shall be deemed to be rent or additional, rent, and shall be paid by the terms of this Lease). The obligations of Tenant to pay Basic Monthly Rent and all other amounts due and to perform all of its obligations under this Lease are severable from and independent of any obligations of Landlord under this Lease.

          15.4    Default by Landlord.    Landlord shall not be in default under this Lease unless Landlord or the holder of any mortgage or deed of trust covering the Premises whose name and address have been furnished to Tenant in writing fails to perform an obligation required of Landlord under this Lease within thirty (30) days after written notice by Tenant to Landlord and to such holder, specifying the respects in which Landlord has failed to perform such obligation. If the nature of Landlord's obligation is such that more than thirty (30) days are reasonably required for performance or cure, Landlord shall not be in default if Landlord or such commencement diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease or to withhold the payment of rent or other charges provided for in this Lease as a result of Landlord's default.

        16.    Expiration or Termination.

          16.1    Surrender of Premises.    Upon the expiration of the Term or other termination of this Lease, Tenant shall, at its own cost, (a) promptly and peaceably surrender the Premises to Landlord "broom clean," in good order and condition, ordinary wear and tear excepted; (b) repair any damage to the Premises caused by or in connection with the removal of any property from the Premises by or at the direction of Tenant; (c) repair, patch and pain in a good and workmanlike manner satisfactory to Landlord all holes and other marks in the floors, walls and ceilings of the Premises to Landlord's reasonable satisfaction; and (d) deliver all keys to the Premises to Landlord. Before surrendering the Premises, Tenant shall, at its sole cost, remove its movable personal property only, and all other property shall, unless otherwise directed by Landlord, remain in the Premises and become the property of Landlord without payment therefore; however, Tenant shall not remove any personal property, trade fixtures or other property fro the Premises without Landlord's prior written consent if such personal property, trade fixtures or other property is used in the operation of the Premises, the removal of such property, trade fixtures or other property will impair the structure of the Building, or Tenant is in default under this Lease. If Tenant is in default under this Lease, Landlord shall have a lien on such personal property, trade fixtures and other property. Landlord may require Tenant to remove any personal property, trade fixtures, other property, alterations, additions and improvements made to the Premises by Tenant or by Landlord for Tenant, and to restore the Premises to their condition on the date of this Lease. All personal property, trade fixtures and other property of Tenant not removed from the Premises upon the abandonment of the Premises or upon the expiration of the Term or other termination of this Lease for any cause shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without any obligation to account therefore. Tenant shall pay to Landlord all expenses incurred in connection with the disposition of such property in excess of any amount received by Landlord from any such disposition. No surrender of the Premises shall be effected by Landlord's acceptance of the keys or of this rent or by any other means whatsoever without Landlord's written acknowledgement of such acceptance as a surrender. Tenant shall not be released from Tenant's obligations under this Lease in connection with surrender of the Premises until Landlord has inspected the Premises and delivered to Tenant a written release.

          16.2    Holding Over.    Tenant shall indemnify, defend and hold harmless Landlord from and against all claims, liabilities and expenses, including attorneys' fees, resulting from delay by Tenant in surrendering the Premises in accordance with the provisions of this Lease. If Tenant remains in possession of the Premises or any part of the Premises after the expiration of the Term or other termination of this Lease with the express written consent of landlord, such occupancy shall be a tenancy from month to month at a rental (and not as a penalty) in the amount of one hundred fifty percent (150%) of the last monthly rental, plus all other charges payable under this Lease, and upon all of the terms of this Lease applicable to a month to month tenancy. The provisions of this Paragraph 16 shall survive the expiration of the Term or other termination of this Lease.

        17.    Estoppel Certificate.    Tenant shall, within five (5) days after Landlord's request therefore, execute and deliver to Landlord an estoppel certificate in favor of Landlord and such other persons as Landlord shall request setting forth the following: (a) a ratification of this Lease; (b) the Commencement Date and Expiration Date; (c) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (d) that all conditions under this Lease to be performed by Landlord have been satisfied, or, in the alternative, those claimed by Tenant to be unsatisfied; (e) that there are no defenses or offsets against the enforcement of this Lease by Landlord, or, in the alternative, those claimed by Tenant; (f) the amount of advance rent, if any (or none if such is the case), paid by Tenant; (g) the date to which rent has been paid; and (h) such other information as Landlord may request. Landlord's mortgage lenders and purchasers shall be entitled to rely upon any estoppel certificate executed by Tenant. If Tenant fails to execute such estoppel certificate within such five (5) day period, Landlord may execute the same on behalf of Tenant as Tenant's duly authorized attorney-in-fact. For such purpose, Tenant hereby makes, constitutes and appoints Landlord as Tenant's true and lawful attorney to act for Tenant and in Tenant's name, place and stead and for Tenant's use and benefit. Such power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

        18.    Signage.    Tenant may purchase and erect such signage on the Building and on the lot as may be necessary to advertise its business, in conformity with all applicable governmental and quasi-governmental laws, ordinances, regulations and requirements, and after obtaining any required permits, licenses, variances and approvals. All signs or letterings on doors shall be printed, painted and affixed at the sole cost of Tenant by a person approved by Landlord, and shall comply with the requirements of the governmental authorities having jurisdiction over the Premises. At its sole expense, Tenant shall maintain all permitted signs and shall, upon the expiration of the Term or other termination of this Lease, remove all such permitted signs and repair any damage caused by such removal.

        19.    Additional Authorizations and Consents.    Tenant and Landlord shall execute and file or join in the execution and filing of any applications or other documents which may be necessary in order to obtain the authorization, approval or consent of any governmental body, local, state or federal or any other third party, which may be required, or which Tenant may reasonably request, in connection with the consummation of the transactions contemplated hereby. Each party shall use its best efforts to obtain all such authorizations, approvals and consents.

        20.    Purchase Option.    At any time during the term of this lease following the end of the 5th Lease Year and continuing for a period of two months following the end of the term of this Lease (as the same may be extended from time to time), Tenant shall have an option to purchase the Premises for a sum equal to $6,090,000, increased by one percent (1%) per year compounded from the end of the 5th Lease Year until the date of exercise of the option.

        21.    General Provisions.

          21.1    No Partnership.    Landlord does not by this Lease, in any way or for any purpose, become a partner or joint venturer of Tenant in the conduct of Tenant's business or otherwise.

          21.2    Force Majeure.    If either Landlord or Tenant is delayed or hindered in or prevented from the performance of any act required under this Lease by reason of acts of God, strikes, lockouts, other labor troubles, inability to procure labor or materials, fire, accident, failure of power, restrictive governmental laws, ordinances, regulations or requirements of general applicability, riots, civil commotion, insurrection, war or other reason not the fault of the party delayed and beyond the control of such party (financial inability excepted), performance of the action in question shall be excused for the period of delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay. The provisions of this Paragraph shall not, however, operate to excuse Tenant from the prompt payment of rent or any other amounts required to be paid under this Lease.

          21.3    Notices.    Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by United States certified or registered mail, postage prepaid, shall be addressed as set forth below or as otherwise designated in writing by Landlord or Tenant to the other, and shall be effective upon delivery to the then effective notice address for the party concerned.

    Landlord:

    Centennial Acquisitions, LLC
    c/o Phyllis Schwartz
    2877 Paradise Road, TH3402
    Las Vegas, NV 89109

    with a copy to:

    John R. Erickson, Esq.
    Woods Erickson Whitaker & Miles, LLP
    1349 Galleria Drive, Suite 300
    Henderson, NV 89014

    Tenant:

    Terrible Herbst, Inc.
    Attn: Sean Higgins
    5195 South Las Vegas Blvd.
    Las Vegas, NV 89119

          21.4    Severablilty.    If any provision of this Lease or the application of any provision of this Lease to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby. Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

          21.5    Notification of Changes.    Tenant shall promptly notify Landlord in writing of the existence or happening of any fact, event or occurrence that may tend to alter, in any material respect, the accuracy or completeness of any representation or warranty contained in this Lease, or affect the ability of Tenant to perform its obligations hereunder.

          21.6    Brokerage Commissions.    Except as agreed upon in writing by Landlord, Tenant represents and warrants that there are no claims for brokerage commission or finder's fees in connection herewith and agrees to indemnify, defend and hold harmless Landlord from and against all claims, liabilities and expenses, including attorneys' fees, arising from any such brokerage commissions or finder's fees.

          21.7    Use of Pronouns.    The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, partnership, association, corporation or a group of two or more individuals, partnerships, associations or corporation. The necessity grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more that one Landlord or Tenant and to corporations, associations, partnerships, individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

          21.8    Successors.    Except as otherwise provided in this Lease, all provisions contained in this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, successors, assigns and legal representatives. In the event of any sale or assignment (except for purposes of security or collateral) by Landlord of the Premises or this Lease, Landlord shall, from and after the Commencement Date (irrespective of when such sale or assignment occurs), be relieved entirely of all its obligations under this Lease and such obligations shall, as of the time of such sale or assignment or on the Commencement Date, whichever is later, automatically pass to the Landlord's successor in interest.

          21.9    Recourse by Tenant.    Anything in this Lease to the contrary notwithstanding, Tenant shall look solely to the equity of Landlord in the Premises, subject to prior rights of the holder of any mortgage or deed of trust, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord, and no other assets of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies.

          21.10    Quiet Enjoyment.    Upon Tenant paying the rents reserved under this Lease and observing and performing all of the terms, covenants and conditions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet enjoyment of the Premises for the Term without interference from Landlord, subject to all of the provisions of this Lease.

          21.11    Waiver.    No failure by any party to insist upon the strict performance of any covenant, duty or condition of this Lease or to exercise any right or remedy consequent upon a breach of this Lease shall constitute a waiver of any such breach or of such or any other covenant, duty or condition. Any part may, by notice delivered in the manner provided in this Lease, but shall be under no obligation to, waive any of its rights or any conditions to its obligations under this Lease, or any covenant or duty of any other party hereto. No waiver shall affect or alter the remainder of this Lese but each other covenant, duty and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequently occurring breach.

          21.12    Rights and Remedies.    The rights and remedies of the parties hereto shall not be mutually exclusive and the exercise of one or more of the provisions of this Lease shall not preclude the exercise of any other provisions. The parties confirm that damages at law may be an inadequate remedy for a breach or threatened breach by any party of any of the provisions of this Lease. The parties' respective rights and obligations under this Lease shall be enforceable by specific performance, injunction or any other equitable remedy.

          21.13    Authorization.    Each individual executing this Lease does thereby represent and warrant to each other so signing (and each other entity for which another person may be signing) that he has been duly authorized to deliver this Lease in the capacity and for the entity set forth where he signs.

          21.14    Litigation Expenses.    If any action, suit or proceeding is brought by a party hereto to recover any rent or other amount due under this Lease because of any default under this Lease, to enforce or interpret any of the provisions of this Lease, or for recovery of possession of the

  Premises, the prevailing party in such action or proceeding shall be entitled to recover from the other all of its reasonable costs and expenses incurred therein (including those incurred in connection with any appeal), including attorney's fees, the amounts of which shall be fixed by the court and made a part of any judgment rendered. Tenant shall be responsible for all expenses incurred by Landlord, including, without limitation, attorneys' fees, that Landlord incurs in any case or proceeding involving Tenant under or related to any bankruptcy or insolvency law.

          21.15    Miscellaneous.    The captions to the Paragraphs of this Lease are for convenience of reference only and shall not be deemed relevant in resolving questions of construction or interpretation under this Lease. Exhibits referred to in this Lease and any addendums, riders and schedules attached to this Lease shall be deemed to be incorporated I this Lease as though a part of this Lease. Tenant shall not record this Lease or a memorandum or notice of this Lease without the prior written consent of Landlord. This Lease and the exhibits, riders and addenda, if any, attached hereto, constitute the entire agreement between the parties. Any guaranty attached hereto is an integral part of this Lease and constitutes consideration given to Landlord to enter into this Lease. No amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed. Unless otherwise expressly set forth in this Lease, all references to Paragraphs are to Paragraphs in this Lease. Each provision to be performed by Tenant shall be constructed to be both a covenant and a condition. This Lease shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada. Venue on any action arising out of this Lease shall be proper only in the Eighth Judicial District Court in and for Clark County, State of Nevada. Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease or the use and occupancy of the Premises. Time is of the essence of this Lease and each and every provision hereof. The submission of this Lease to Tenant is not an offer to lese the Premises or an agreement by Landlord to reserve the Premises for Tenant. Landlord shall not be bound to Tenant until Tenant has duly executed and delivered duplicate original copies of this Lease to Landlord, and Landlord has duly executed and delivered one of those duplicate original copies to Tenant.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first set forth above.

"Landlord"	CENTENNIAL ACQUISITIONS, LLC, a Nevada limited liability company,
	By:	/s/ PHYLLIS SCHWARTZ Phyllis Schwartz, Manager

"Tenant"	TERRIBLE HERBST, INC., a Nevada corporation,
	By:	/s/ JERRY HERBST Jerry Herbst, President

GUARANTY

        FOR GOOD AND VALUABLE CONSIDERATION the receipt and sufficiency of which are hereby acknowledged, and for the purpose of inducing Centennial Acquisitions, LLC, a Nevada limited liability company ("Landlord"), to enter into the foregoing Lease with Terrible Herbst, Inc., a Nevada corporation ("Tenant"), the undersigned unconditionally guarantee to Landlord the full, prompt, and complete payment and performance by Tenant of all of the terms, obligations, covenants, and conditions of said Lease to be paid, kept, or performed by Tenant, including the payment of all rent and other charges thereunder. The undersigned shall pay all of Landlord's expenses, including attorneys' fees, incurred in enforcing the obligations of Tenant under said Lease or in enforcing this Guaranty.

        The undersigned hereby waive all requirements of notice of acceptance of this Guaranty and all requirements of notice of default or non-performance by Tenant. The obligations of the undersigned under this Guaranty shall remain fully binding although Landlord may have waived one or more defaults by Tenant, extended the time of performance by Tenant, modified or amended said Lease, released, returned, or misapplied other collateral given as additional security (including other guaranties), or released Tenant from the performance of its obligations under said Lease. In the event any right of action accrues to Landlord under said Lease, Landlord may, at its option, proceed directly against the undersigned without first having commenced any action, first having pursued any remedy, or first having obtained any judgment, against Tenant.

        If this Guaranty is signed by more than one person, their obligations shall be joint and several, and the release of one guarantor. This Guaranty shall be binding upon the undersigned and their respective heirs, personal representatives, successors, and assigns.

        EXECUTED by the undersigned guarantor(s) on or as of the            day of                        , 2002.

/s/ JERRY HERBST Jerry Herbst

EXHIBIT A

To

BUILDING LEASE

DESCRIPTION OF PREMISES

        The Premises referred to in the foregoing instrument are more particularly described as follows:

        A parcel of land situated in the southeast Quarter (SE1/4) of Section 34 and the Southwest Quarter (SW1/4) of Section 35, Township 28 South, Range 63 East, M.D.M., Searchlight of the Piute Lode Claim, U.S.M.S. 2366 lying Easterly of U.S. Highway No. 95, and begin more specifically described as follows:

        COMMENCING at the Southwest corner (SW-Cor.) of said Section 25 as shown by a map recoded December 12, 1976 as File 30, Page 61, Record of Survey Maps, Clark County, Nevada:

        THENCE North 0°23'28" West along the Westerly line of said Section 35, a distance of 1316 16 feet to the Northeasterly line of the aforesaid Piute Load Claim, said point being the TRUE POINT OF BEGINNING;

        THENCE South 64°21'32" East along said Northeasterly line, 801.18 feet;

        THENCE South 25°26'26" West, 467.58 feet;

        THENCE North 64° 28'26" West, 499.42 feet to the Easterly line of U.S. Highway No. 95, (150.00 feet wide) being concaved to the East, and having a radius of 2925.00 feet;

        THENCE from radial line which bears south 71°18'52" West, along said Easterly line (curving right), through a central angle of 10°20'20", an arc length of 527.81 feet;

        THENCE North 08°20'48" West, 72.20 feet to the aforementioned Northeasterly line of the Piute Lode Claim;

        THENCE departing Easterly line of U.S. Highway No. 95, South 64°21'32" East, 69.80 feet to the TRUE POINT OF BEGINNING.

        INCLUDING that portion of the Piute Lode Claim which extends into the Right of Way of U.S. Highway No. 95, (150.00 feet wide), being more specifically described as follows:

        COMMENCING at the Point of Intersection of the Easterly line of U.S. Highway NO. 95 with the Northeasterly line of the Piute Load Claim, U.S. M.S. No. 2366;

        THENCE along said Easterly line of U.S. Highway No. 95 as follows: South 08°20'48" East, 72.20 feet to a curve, concave to the East having a radius of 2925.00 feet;

        THENCE Southerly (curving right) along said curve, through a central angle of 4°03'40", an arc length of 207.32 feet to the TRUE POINT OF BEGINNING;

        THENCE South 77°35'32" West, along a radial line 43.00 feet to a curve, concave to the East, having a radius of 2958.00 feet;

        THENCE Southerly (curving left) along said curve, through a central angle of 01°54'30" an arc length of 98.85 feet.

        TEHNCE North 75°41'02" East along a radial line 43.00 feet to a curve, concave to the East, having a radius of 2925.00 feet;

        THENCE Northerly (curving right) along said curve, through a central angle of 1°54'30", an arch length of 97.42 feet to the TRUE POINT OF BEGINNING.

        RESERVING to the grantor herein the right to all oil, petroleum, gas, asphaltum and other minerals, gaseous, liquid and solid, in and under the property without any right of surface entry for exploration, development or extraction.

        EXCEPTING THEREFROM that portion of said land as conveyed to the State of Nevada by deed recorded June 24, 1988 in Book 88064 as Document No. 00262, Official Records, Clark County, Nevada.

QuickLinks

Exhibit 10.49
LEASE Searchlight Truck Stop.
GUARANTY